KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 1997



     The undersigned, revoking all Proxies heretofore given, hereby appoints [Name], [Name], and [Name] or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone America Hartwell Emerging Growth Fund, Inc. ("Hartwell") that the undersigned is entitled to vote at the special meeting of shareholders of Hartwell to be held at 3:00 p.m. on Monday, June 30, 1997 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

     To approve an Agreement and Plan of Reorganization whereby Evergreen Aggressive Growth Fund will (i) acquire all of the assets of Hartwell in exchange for Shares of Evergreen Aggressive Growth Fund; and (ii) assume [_Certain Stated_] liabilities of Hartwell, as substantially described in the accompanying Prospectus/Proxy Statement.


       _______ FOR   ________ AGAINST  ________ ABSTAIN



PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE KEYSTONE AMERICA HARTWELL EMERGING GROWTH FUND, INC.

THE BOARD OF DIRECTORS OF HARTWELL RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


                 NOTE: PLEASE SIGN EXACTLY AS YOUR
                 NAME(S) APPEAR ON THIS CARD.

                 Dated:              , 199_

                 Signature(s):

                 Signature (of joint owner, if any):



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.